Exhibit 10.45

Shenzhen Branch, Bank of China
Loan Certificate (2)

Date: August 28, 2007

Applicant	Shenzhen BAK Battery Co., Ltd	ID card of the Applicant	73109958-5

Currency	RMB	Amount	70,000,000

Loan date	August.28, 2007

Usage	Working Capital

Annual rate	7.02%

Signature of Applicant	Stamp of Applicant	Signature of Bank of China	Stamp of Bank of China

/s/ Xiangqian Li

The above loan has been approved to transfer to your account.
Lending Bank: (Stamp)